Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Complies with All NASDAQ Listing Criteria

(ROANOKE, VA, January 14) - Luna Innovations Incorporated (NASDAQ: LUNA), a company focusing on sensing, instrumentation and nanotechnology, announced today that it has received notification from The NASDAQ Stock Market LLC indicating that the Company timely demonstrated compliance with all requirements for initial listing on The NASDAQ Capital Market upon its emergence from bankruptcy, as required by the NASDAQ Listing Rules and the December 28, 2009 decision of The NASDAQ Listing Qualifications Panel. As a result, the Company’s securities will continue to trade on The NASDAQ Capital Market and the matter is now closed.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release may include information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that describe the Company’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com